UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2010, Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), and the St. Louis County Port Authority (the “St. Louis County”) entered into a Seventh Amendment (the “Seventh Amendment”) to the Lease and Development Agreement, dated as of August 12, 2004, as amended from time to time (the “Development Agreement”), relating to Pinnacle’s River City project. The Seventh Amendment amends the Development Agreement to (a) provide that Pinnacle’s obligation to pay rent began on May 1, 2009 and the project opening date shall be March 4, 2010; (b) reduce the minimum number of slot machines from 2,300 to 2,000; (c) provide that Pinnacle shall construct the hatch shell on the Park Property (as defined in the Development Agreement) within eighteen months following March 4, 2010; and (d) provide that Pinnacle shall complete the second phase of the project within three years following March 4, 2010.

In addition, the Seventh Amendment provides that for the period from May 1, 2009 to March 31, 2010, Pinnacle shall pay to the St. Louis County rent of $2.5 million. From April 1, 2010 through the expiration of the term of the Development Agreement, Pinnacle shall pay to the St. Louis County as annual rent the greater of (A) $4 million or (B) 2.5% of annual adjusted gross receipts.

The other material terms of the Development Agreement are unchanged by the Seventh Amendment. The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Seventh Amendment to Lease and Development Agreement, dated February 19, 2010, by and between the St. Louis County Port Authority and Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: February 22, 2010	By:	/s/ Stephen H. Capp
Stephen H. Capp Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Seventh Amendment to Lease and Development Agreement, dated February 19, 2010, by and between the St. Louis County Port Authority and Pinnacle Entertainment, Inc.